EXHIBIT 10.1

                        AGREEMENT TO EXCHANGE SECURITIES

                                     BETWEEN

                              4th GRADE FILMS, INC.

                                       AND

                        A SHAREHOLDER OF STRAINWISE, INC.

                                       AND

                                STRAINWISE, INC.



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                                   INDEX
                                                                         Page

ARTICLE I - EXCHANGE OF SECURITIES .....................................   5

ARTICLE II - REPRESENTATIONS AND WARRANTIES ............................   5
   2.0l    - Organization ..............................................   5
   2.02    -  Capital ..................................................   5
   2.03    -  Directors and Officers .......................... ........   5
   2.04    -  Financial Statements .....................................   5
   2.05    -  Absence of Changes .......................................   6
   2.06    -  Absence of Undisclosed Liabilities .......................   6
   2.07    -  Tax Returns ..............................................   6
   2.08    -  Corporate Matters.........................................   6
   2.09    -  Intellectual Property ....................................   6
   2.l0    -  Contracts and Leases .....................................   6
   2.11    -  Insurance Policies .......................................   6
   2.12    -  Compliance with Laws .....................................   6
   2.13    -  Litigation ...............................................   7
   2.14    -  Ability to Carry Out Obligations .........................   7
   2.15    -  Full Disclosure ..........................................   7
   2.16    -  Assets ...................................................   7
   2A      -  Organization .............................................   7
   2B      -  Capital ..................................................   7
   2C      -  Directors and Officers, Compensation; Banks ..............   7
   2D      -  Financial Statements .....................................   7
   2E      -  Absence of Changes .......................................   8
   2F      -  Absence of Undisclosed Liabilities .......................   8
   2G      -  Tax Returns ..............................................   8
   2H      -  Corporate Matters ........................................   8
   2I      -  Intellectual Property ....................................   8
   2J      -  Contracts and Leases .....................................   8
   2K      -  Insurance Policies .......................................   9
   2L      -  Compliance with Laws .....................................   9
   2M      -  Litigation ...............................................   9
   2N      -  Ability to Carry Out Obligations .........................   9
   2O      -  Full Disclosure...........................................   9
   2P      -  Assets ...................................................   9
   2Q      -  SEC Documents.............................................   9
   2R      -  Market for Common Stock ..................................   9
   2(i)    -  Ability to Carry Out Obligations..........................  10
   2(ii)   -  Restricted Securities ....................................  10
   2(iii)  -  Risk Assessment ..........................................  10
   2(iv)   -  Share Certificates .......................................  10


                                       2
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ARTICLE III - OBLIGATIONS BEFORE CLOSING ...............................  10
   3.0l    -  Investigative Rights .....................................  10
   3.02    -  Conduct of Business ......................................  10

ARTICLE IV - CONDITIONS PRECEDENT TO PERFORMANCE BY FHGR ...............  10
   4.01    -  Conditions ...............................................  10
   4.02    -  Accuracy of Representations ..............................  10
   4.03    -  Performance...............................................  10
   4.04    -  Absence of Litigation ....................................  11
   4.05    -  Other ....................................................  11

ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY STRAINWISE
             AND THE STRAINWISE SHAREHOLDER ............................  11
   5.01    -  Conditions ...............................................  11
   5.02    -  Accuracy of Representations ..............................  11
   5.03    -  Performance ..............................................  11
   5.04    -  Absence of Litigation ....................................  11
   5.05    -  Other ....................................................  11

ARTICLE VI - CLOSING ...................................................  12
   6.01    -  Closing ..................................................  12
   6.02    -  Exchange of Securities ...................................  12
   6.03    -  Purchase of Shares .......................................  12
   6.04    -  Payment of Liabilities ...................................  12
   6.05    -  Officers and Directors ...................................  12
   6.06    -  Sale of Business .........................................  12
   6.07    -  Short Form Merger ........................................  12

ARTICLE VII - REMEDIES .................................................  12
   7.01    -  Arbitration ..............................................  12
   7.02    -  Costs ....................................................  12
   7.03    -  Termination ..............................................  12

ARTICLE VIII - MISCELLANEOUS ...........................................  13
   8.01    -  Captions and Headings ....................................  13
   8.02    -  No Oral Change ...........................................  13
   8.03    -  Non-Waiver ...............................................  13
   8.04    -  Time of Essence ..........................................  13
   8.05    -  Entire Agreement .........................................  13
   8.06    -  Governing Law ............................................  13
   8.07    -  Counterparts .............................................  13
   8.08    -  Notices ..................................................  13
   8.09    -  Binding Effect ...........................................  14
   8.10    -  Effect of Closing ........................................  14
   8.11    -  Mutual Cooperation .......................................  14
   8.12    -  Expenses..................................................  14


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                                LIST OF EXHIBITS

   Exhibit A-1  - Allocation of Shares .................................  19
   Exhibit A-2  - Purchase of Shares from Shareholders of FHGR..........  20
   Exhibit A-3  - Payment of Liabilities................................  21
   Exhibit B    - Officers and Directors (Strainwise) ..................  22
   Exhibit C    - Financial Statements - Changes in Financial
                  Condition (Strainwise) ...............................  23
   Exhibit D    - Patents, Trademarks, Trade Names, and Copyrights
                  (Strainwise) .........................................  24
   Exhibit E    - Material Contracts (Strainwise).......................  25
   Exhibit F    - Insurance Policies and Litigation (Strainwise)........  26
   Exhibit G    - Assets (Strainwise)...................................  27
   Exhibit H    - Options, Warrants and Convertible Securities
                  (Strainwise)..........................................  28
   Exhibit I    - Officers and Directors (FHGR).........................  29
   Exhibit J    - Financial Statements - Changes in Financial
                  Condition (FHGR)......................................  30
   Exhibit K    - Patents, Trademarks, Trade Names and Copyrights (FHGR). 31
   Exhibit L    - Material Contracts (FHGR) ............................. 33
   Exhibit M    - Insurance Policies and Litigation (FHGR)............... 33
   Exhibit N    - Options, Warrants and Convertible Securities (FHGR) ... 34


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

                        AGREEMENT TO EXCHANGE SECURITIES


      THIS AGREEMENT, made this 19th day of August, 2014, by and between Strainwise, Inc., a Colorado corporation ("Strainwise"), and a shareholder of Strainwise (the "Strainwise Shareholder"), and 4th Grade Films, Inc., a Utah corporation ("FHGR"), is made for the purpose of setting forth the terms and conditions upon which FHGR will acquire approximately 91% of the outstanding shares of Strainwise in exchange for shares of FHGR's common stock.

      In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      1.01 Subject to the terms and conditions of this Agreement, FHGR agrees to issue, and the Strainwise Shareholder agrees to accept, 23,124,184 shares of FHGR's common stock (the "Stock") in exchange for 20,430,000 outstanding shares of Strainwise (the "Shares"). The Stock of FHGR will be issued to the Strainwise Shareholder in accordance with Exhibit A-1 attached hereto and incorporated herein by reference.

                    ARTICLE IIREPRESENTATIONS AND WARRANTIES

      Strainwise represents and warrants to FHGR that:

      2.01 Organization. Strainwise is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital stock of Strainwise consists of 100,000,000 shares of common stock, of which 22,863,700 shares of common stock are outstanding as of the date hereof. Except as listed on Exhibit H, there are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments outstanding obligating Strainwise to issue or to transfer from treasury any additional shares of its capital stock. All outstanding shares of Strainwise are validly issued, fully paid, none assessable and not subject to any preemptive rights.

      2.03 Directors and Officers. Exhibit B to this Agreement contains the names and titles of all directors and officers of Strainwise.

      2.04 Financial Statements. Exhibit C to this Agreement contains the balance sheet of Strainwise as of April 30, 2014. The Strainwise balance sheet is complete and correct in all material respects and fairly presents in all material respects the financial condition of Strainwise at such date and shows all material liabilities, absolute or contingent, of Strainwise.

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      2.05 Absence of Changes. Since April 30, 2014, there has not been any material change in the financial condition or results of operations of Strainwise, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes reflected on Exhibit C.

      2.06 Absence of Undisclosed Liabilities. Strainwise did not as of April 30, 2014 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, Strainwise has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on Strainwise. No federal income tax returns of Strainwise have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in Strainwise's balance sheet as of April 30, 2014, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Strainwise.

      2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, FHGR shall have the opportunity between the date of this Agreement and the Closing (as defined in Section 6.01 hereof) to meet with Strainwise's accountants and attorneys to discuss the financial condition of Strainwise. Strainwise shall make available to FHGR the books and records of Strainwise. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of Strainwise are a complete and accurate record of all meetings of the shareholders and directors of Strainwise and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of Strainwise's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of Strainwise contains an accurate record of all transactions with respect to the capital stock of Strainwise.

      2.09 Patents, Trademarks, Trade Names, and Copyrights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by Strainwise. No person other than Strainwise owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Strainwise's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of Strainwise presently in existence or which have been agreed to by Strainwise (whether written or oral). Except as disclosed on Exhibit E, Strainwise is not in default under of these agreements or leases.


                                       6
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      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by Strainwise concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

      2.12 Compliance with Laws. Strainwise has complied with, and is not in violation of any applicable federal, state, or local statute, law or regulation affecting its properties or the operation of its business.

      2.13 Litigation. Other than discloser on Exhibit F, Strainwise is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Strainwise, threatened against or affecting Strainwise or its business, assets, or financial condition. Strainwise is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Strainwise is not engaged in any legal action to recover moneys due to Strainwise or damages sustained by Strainwise.

      2.14 Ability to Carry Out Obligations. Strainwise has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by Strainwise and the performance by Strainwise of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which Strainwise is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Strainwise, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of Strainwise or would create any obligations for which Strainwise would be liable, except as contemplated by this Agreement.

      2.15 Full Disclosure. None of the representations and warranties made by Strainwise, or in any certificate or memorandum furnished or to be furnished by Strainwise, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      2.16 Assets. At Closing, Strainwise will have the assets shown on Exhibit
G.

      FHGR represents and warrants to Strainwise and the Strainwise Shareholder that:

      2A. Organization. FHGR is a corporation duly organized, validly existing, and in good standing under the laws of Utah, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2B. Capital. The authorized capital stock of FHGR consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. Immediately prior to the Closing, 2,345,000 shares of common stock will be issued and outstanding. At the Closing, FHGR will not have any outstanding shares of preferred stock. Except as listed Exhibit N, there are no subscriptions,


                                       7
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options,   rights,  warrants,   convertible  securities,   or  other  agreements
outstanding obligating FHGR to issue or to transfer from treasury any additional shares of its common stock. All of the shares are validly issued, fully paid, and non-assessable.

      2C. Directors and Officers' Compensation; Banks. Exhibit I to this Agreement contains: (i) the names and titles of all directors and officers of FHGR and all persons whose compensation from FHGR as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which FHGR has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from FHGR and a summary of the terms thereof.

      2D. Financial Statements. Exhibit J to this Agreement sets forth the balance sheet of FHGR as of March 31, 2014, and the related statement of income for the period then ended (the "FHGR Financial Statements"). The FHGR Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect thereto, are accurate and in accordance with the books and records of FHGR, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

      2E. Absence of Changes. Since Mach 31, 2014, there has not been any material change in the financial condition or operations of FHGR, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit J.

      2F. Absence of Undisclosed Liabilities. FHGR did not as of March 31, 2014 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit J.

      2G. Tax Returns. Within the times and in the manner prescribed by law, FHGR has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on FHGR. No federal income tax returns of FHGR have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in FHGR's balance sheet as of March 31, 2014, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by FHGR.

     2H. Investigation of Financial Condition of FHGR. Without in any manner reducing or otherwise mitigating the representations contained herein, Strainwise shall have the opportunity between the date of this Agreement and the Closing to meet with FHGR's accountants and attorneys to discuss the financial condition of FHGR. FHGR shall make available to Strainwise the books and records of FHGR. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of FHGR are a complete and accurate record of all meetings of the shareholders and directors of FHGR and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of FHGR's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of FHGR contains an accurate record of all transactions with respect to the capital stock of FHGR.

      2I. Patents, Trademarks, Trade Names, and Copyrights. Exhibit K attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by FHGR. No person other than FHGR owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of FHGR's business.

      2J. Contracts and Leases. Exhibit L attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of FHGR presently in existence or which have been agreed to by FHGR (whether written or oral). Except as disclosed on Exhibit L, FHGR is not in default under of these agreements or leases.

      2K. Insurance Policies. Exhibit M to this Agreement is a description of all insurance policies held by FHGR concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit M and are in full force and effect.

      2L. Compliance with Laws. FHGR has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, or regulations affecting its properties or the operation of its business, including, but not limited to, federal and state securities laws.

      2M. Litigation. Other than as disclosed on Exhibit M, FHGR is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of FHGR, threatened against or affecting FHGR or its business, assets, or financial condition. FHGR is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. FHGR is not engaged in any legal action to recover moneys due to FHGR or damages sustained by FHGR.

      2N. Ability to Carry Out Obligations. FHGR has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by FHGR and the performance by FHGR of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which FHGR is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FHGR, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of FHGR or would create any obligations for which FHGR would be liable, except as contemplated by this Agreement.

      2O. Full Disclosure. None of the representations and warranties made by FHGR, or in any certificate or memorandum furnished or to be furnished by FHGR, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

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

      2P. Assets. The assets of FHGR pre-Closing consist of rights to the film "Four Stories of St. Julian," together with all related distribution agreements and all pre-production and other rights otherwise related to the film.

      2Q. SEC Documents. FHGR has furnished Strainwise with copies of its annual report on Form 10-K for the year ended June 30, 2013 and its quarterly reports on Form 10-Q for the periods ended September 30, 2013, December 31, 2013 and March 31, 2014. These reports are accurate in all material respects.

      2R. Market for Common Stock. FHGR's common stock is quoted on the OTC Bulletin Board. No letter "E" has been appended to FHGR's common stock during the past twenty-four months and FHGR has not received any notice of the possible or pending delisting of FHGR's common stock.

      The Strainwise Shareholder represents and warrants the following to FHGR:

           2(i). Ability to Carry Out Obligations. She has the right, power, and authority to enter into, and perform her obligation under this Agreement, and that all necessary corporate actions needed to transfer shares of Strainwise to FHGR have been taken. The execution and delivery of this Agreement by such Shareholder and the delivery by such Shareholder of the shares in Strainwise pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, or agreement to which she is a party, or by which she may be bound, and any consents or authorizations of any party which are required, have been duly obtained or will be obtained at or prior to the Closing. The shares of Strainwise that such Strainwise Shareholder will deliver at the Closing are owned solely by the Strainwise Shareholder and will be free of any liens or encumbrances.

      2(ii). Restricted Securities. The Strainwise Shareholder understands that the shares being acquired from FHGR represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

      2(iii). Risk Assessment. She is a sophisticated investor and has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in FHGR. In making the decision to invest in FHGR and signing this Agreement, she has relied on her own knowledge and upon independent investigations made by her. In addition, she
(i) has been given the full opportunity and time in which to carry out a "due diligence" investigation of FHGR and anything else related to FHGR, (ii) has received in the course of such "due diligence" investigation all materials, information, documentation and answers which she requested and obtained information necessary to verify the accuracy of the information provided to her,
(iii) is satisfied with the results of the investigation, (iv) has consulted with her own tax and legal advisors concerning the effect of this transaction on her personal financial and tax situations and has not relied on any other person in regards thereto, and (v) it appears to her suitable for her objectives and therefore has signed this Agreement.

      2(iv). Share Certificates. The Strainwise Shareholder represents and warrants to FHGR that the Shareholder has not received a certificate representing the Shareholder's interest in Strainwise as shown on Exhibit A. At the Closing of this Agreement, and by virtue of such Shareholder's signature to this Agreement, the shares of Strainwise owned by the Strainwise Shareholder will be assigned to FHGR in exchange for the shares of FHGR shown on Exhibit A.

                                   ARTICLE III
                           OBLIGATIONS BEFORE CLOSING

      3.0l Investigative Rights. From the date of this Agreement until the date of the Closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

      3.02 Conduct of Business. Prior to the Closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However, and notwithstanding any provision in this Agreement to the contrary, FHGR hereby assents and permits Strainwise to raise further financing in any manner. Notwithstanding the above, Strainwise may continue to sell shares of common stock and warrants pursuant to its ongoing ($1.00 per unit) private offering to the Closing, and thereafter, if such private offering is continued by FHGR.

                                   ARTICLE IV
                   CONDITIONS PRECEDENT TO PERFORMANCE BY FHGR

      4.01 Conditions. FHGR's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article IV. FHGR may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by FHGR of any other condition of or any of FHGR's other rights or remedies, at law or in equity, if Strainwise shall be in default of any of its representations, warranties, or covenants under this agreement.

      4.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Strainwise in this Agreement or in any written statement that shall be delivered to FHGR by Strainwise under this Agreement shall be true on and as of the Closing Date as though made at those times.

      4.03 Performance. Strainwise shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing. Strainwise shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      4.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

      4.05 Other. In addition to the other provisions of this Article IV, FHGR's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o the liabilities of Strainwise will not exceed the amounts reflected in its financial statements for the quarterly period ended April 30, 2014, except for liabilities subsequently incurred in the ordinary course of its business.

     o Strainwise will have submitted to FHGR financial statements, audited and reviewed as necessary and in proper form, which will be satisfactory for filing by FHGR in an 8-K Current Report with the Securities and Exchange Commission.

     o Strainwise shall have prepared for review by FHGR and filing with the Securities and Exchange Commission an 8-K Current Report that substantially contains the "Form 10 Information" referenced in subparagraph (i) of Rule 144.

     o Strainwise shall have prepared for review of FHGR and filing with the Securities and Exchange Commission a 14F-1 Information Statement.

                                    ARTICLE V
CONDITIONS PRECEDENT TO PERFORMANCE BY STRAINWISE AND THE STRAINWISE SHAREHOLDER

      5.01 Conditions. Strainwise and the Strainwise Shareholder's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V. Strainwise and the Strainwise Shareholder may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Strainwise and the Strainwise Shareholder of any other condition of or any of Strainwise's or the Strainwise Shareholder's other rights or remedies, at law or in equity, if FHGR shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by FHGR in this Agreement or in any written statement that shall be delivered to Strainwise by FHGR under this Agreement shall be true on and as of the Closing Date as though made at those times.

      5.03 Performance. FHGR shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing. FHGR shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.


      5.05 Other. In addition to the other provisions of this Article V, Strainwise obligations hereunder shall be subject to the satisfaction, immediately prior to the Closing, of the following:

     o    The liabilities of FHGR will not exceed $134,700; and

     o FHGR will not have more than 2,345,000 outstanding shares of common stock and no outstanding shares of preferred stock, with the understanding that 1,038,000 shares of FHGR common stock will be cancelled to the treasury of FHGR in consideration of $120,300 to be paid by Strainwise to the shareholders of such shares in accordance with Exhibit A-2 attached hereto and incorporated herein by reference.

                                   ARTICLE VI
                                     CLOSING

      6.0l Closing. The Closing of this transaction shall be held by telephone conference call, or in such manner or other location as the parties may agree. Unless the Closing of this transaction takes place before August 31, 2014, then either party may terminate this Agreement without liability to the other party, excluding claims for breaches of obligations by any party hereto prior to such termination.

      6.02 Exchange of Securities. On the Closing Date (the date of the Closing), 20,430,000 fully paid and non-assessable shares of the common stock of Strainwise will be exchanged for 23,124,184 fully paid and non-assessable shares of FHGR in accordance with Exhibit A-1.

      6.03 Purchase of Shares. Strainwise will pay $120,300 to the shareholders of FHGR listed on Exhibit A-2, such shareholders will assign to FHGR certificates representing the shares shown on Exhibit A-2, and the shares shown on Exhibit A-2 will be returned to treasury and cancelled.

      6.04 Payment of Liabilities. Strainwise will pay $134,740 to the creditors of FHGR listed on Exhibit A-3 in full payment of the amounts owed to such creditors and such creditors, upon receipt of such payment, will provide FHGR with a full and complete release of all claims such creditors may have against FHGR. It is understood that all $25,000 of the $25,000 deposit previously paid by Strainwise to FHGR will be credited for the payment of such liabilities in accordance with Exhibit A-3.

      6.05 Officers and Directors. At the Closing of this Agreement, FHGR will cause Shawn Phillips to be appointed as Chief Executive Officer and a director of FHGR; Erin Phillips President, Chief Financial and Accounting Officer and a director; David Modica as a director. Following such appointment, all present officers of FHGR will resign. 10 days after the filing of a Rule 14F-1 Information Statement, all directors of FHGR, with the exception of Erin Phillips, Shawn Phillips and David Modica, will resign.

      6.06 Sale of Business. Following the Closing, FHGR will sell to Shane Thueson all of the pre-Closing FHGR business and assets in consideration of payment by James Doolin of all remaining outstanding payables of FHGR existing at the Closing.

      6.07 Short Form Merger. Promptly after the Closing, FHGR will acquire the remaining outstanding shares of Strainwise on a share-for-share basis by means of a short-form merger and exchange outstanding Strainwise warrants for like outstanding warrants of FHGR, as may be authorized under the form of such warrants.

                                   ARTICLE VII
                                    REMEDIES

      7.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado.

      7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      7.03 Termination. In addition to the other remedies, FHGR or Strainwise may on or prior to the Closing Date terminate this Agreement, without liability to the other party, except that the $25,000 paid by Strainwise to FHGR under the Letter of Intent between the parties dated May 27, 2014, which shall be retained by FHGR:

            (i) If any bona fide action or proceeding shall be pending against FHGR or Strainwise on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

            (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

            (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      8.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

      8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      8.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      8.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

      8.06 Governing Law.This Agreement and its application shall be governed by the laws of Utah.

      8.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      Strainwise, Inc.

         1350 Independence St.
         Suite 300
         Lakewood, CO  80125

      With copy to:

         William T. Hart
         Will Hart
         Hart & Hart, LLC
         1624 Washington Street
         Denver, CO 80203
         harttrinen@aol.com

      4th Grade Films, Inc.

         1338 S. Foothill Drive, #163
         Salt Lake City, Utah  84108

      With a copy to:

         Leonard Burningham
          455 East 500 South, Suite 205
         Salt Lake City, Utah 84111
         lwb@burninghamlaw.com

      8.09 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

      8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement and shall remain in effect for a period of twelve months thereafter.

      8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      8.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    STRAINWISE, INC.



                                    By:/s/ Shawn Phillips
                                       -----------------------------------
                                       Shawn Phillips, Chief Executive Officer


                                    SHAREHOLDER OF STRAINWISE, INC.


                                    /s/ Erin Phillips
                                    -------------------------------------
                                    Erin Phillips
                                    Holder 20,430,000 shares of common stock


                                    4TH GRADE FILMS, INC.


                                    By:/s/ Shane Thueson
                                       ---------------------------------
                                       Shane Thueson, Chief Executive Officer

                                   EXHIBIT A-1

                      Allocation of Shares of Common Stock


                                  Shares of             Shares of FHGR
Name of Shareholder           Strainwise Owned          to be Received
------------------            ----------------          --------------

Erin Phillips                   20,430,000                23,124,184

                                   EXHIBIT A-2



        Name of                  Shares to be                Purchase
      Shareholder                sold to FHGR            Price for Shares
      -----------                ------------            ----------------

      James Doolin                 313,000                  $ 78,250
      Quad D Partnership           725,000                  $ 42,050
                                 ---------                  --------
      TOTAL                      1,038,000                  $120,300
                                 =========                  ========

                                   EXHIBIT A-3


                                                     Amount to be         Amount to be          Amount to be paid
Name of Creditor                Amount of Debt    paid by James Doolin  paid with $109,740    with $25,000 deposit
----------------                --------------    --------------------  ------------------    --------------------

James Doolin - Accounts Payable    $10,850.00          $10,850.00           $      0                  $     0
James Doolin (Note Payable)        $80,916.64          $15,555.64           $ 65,361
Michael Doolin (Note Payable)      $28,268.08          $        0           $ 28,268                  $     0
Leonard W. Burningham - A/P        $16,111.35          $        0           $ 16,111                  $     0
Leonard W. Burningham - A/P        $25,000.00          $        0           $      0                  $25,000
                                   ----------          ----------           --------                  -------
                                  $161,146.07          $26,405.64           $109,740                  $25,000



                                    EXHIBIT B

                       Officers and Directors (Strainwise)


      Name                 Position

      Shawn Phillips       Chief Executive Officer, Secretary, and a Director
      Erin Phillips        President,  Chief Financial and Accounting Officer
                              and a Director
      David Modica         Quality Control Manager and a Director

                                    EXHIBIT C


                            Strainwise Balance Sheet



     The Balance Sheet of Strainwise as of April 30, 2014 is attached to the forepart of this 8-K report.

                                    EXHIBIT D

                      Patents, Trademarks, Trade Names and
                             Copyrights (Strainwise)


Patents

Patent Number     Date of Patent          Description

      None.




Trademarks

      Colorado Secretary of State Document number 20141301600
      Colorado Secretary of State Document number 20141082474
      Colorado Secretary of State Document number 20141092397

Trade Names

      None.


Copyrights

      None.

                                    EXHIBIT E

                   Material Contracts and Leases (Strainwise)



Master Services Agreements (nine)
Non-Compete and Confidentiality Agreements
Operating Leases (four locations)

                                    EXHIBIT F

                         Insurance Policies (Strainwise)

                                                   Coverage      Expiration
  Policy                            Insurer          Limit           Date
  ------                            -------        ---------------------------


                                     None.


                             Litigation (Strainwise)

Case Name                Case Number   Disposition Description


                                     None.

                                    EXHIBIT G



                               Assets (Strainwise)

     As shown on the April 30, 2014 balance sheet of Strainwise

                                    EXHIBIT H


            Options, Warrants and Convertible Securities (Strainwise)


        Between January 2014 and July 31, 2014 Strainwise sold 2,140,700 units in a private placement. Each unit consists of one share of common stock and one Series A warrant. Every two warrants allow the holder to purchase one share of the common stock of Strainwise at a price of $5.00 on or before January 31, 2019.

        Effective January 16, 2014, Strainwise issued 500,000 $0.10 warrants to acquire 500,000 shares of Strainwise common stock an any time prior to January 31, 2019.

                                    EXHIBIT I


                          Officers and Directors (FHGR)

      Name                        Position

      Shane Thueson               President, Chief Executive Officer and a
                                    Director
      Nicholl Doolin              Chief Financial Officer and a Director
      John Winchester             Secretary and a Director



                           Bank Accounts, Safe Deposit
                        Boxes, Powers of Attorney (FHGR)


                              4th GRADE FILMS, INC.
                                Wells Fargo Bank
                             Acct. No. - 3928070030

                   No safe deposit boxes or powers of attorney

                                    EXHIBIT J


                   Financial Statements - Changes in Financial
                                Condition (FHGR)


Financial statements are incorporated by reference to FHGR's 10-Q report for period ended March 31, 2014.

                                    EXHIBIT K


             Patents, Trademarks, Trade Names and Copyrights (FHGR)


     All rights associated with the film "Four Stories of St. Julian".

                                    EXHIBIT L

                                Contracts (FHGR)


     All distribution agreements and all pre-production and other rights otherwise related to the film "Four Stories of St. Julian".

                                    EXHIBIT M


                            Insurance Policies (FHGR)

                                      None.



                                Litigation (FHGR)

                                      None.

                                    EXHIBIT N


                    Options, Warrants and Convertible Securities (FHGR)


                                      None.